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[EYETECH LOGO]                                                     [PFIZER LOGO]

FOR IMMEDIATE RELEASE
Contacts:
Karin Hehenberger, M.D., Ph.D.                  Daniel Watts
Eyetech Pharmaceuticals, Inc.                   Pfizer Inc
Office:  (212) 824-3176                         Office:  (212) 733-3835
Fax: (212) 824-3240                             daniel.j.watts@pfizer.com
karin.hehenberger@eyetech.com
www.eyetech.com

Sri Ramaswami
Pfizer Inc
Office: (212) 733-8734
srikant.ramaswami@pfizer.com


  FDA Advisory Committee Reviews Clinical Data of Eyetech/Pfizer Priority 1 NDA
    Submission for Macugen, An Investigational Treatment for Neovascular AMD

New York, August 27, 2004 -- Eyetech Pharmaceuticals, Inc. (NASDAQ: EYET) and Pfizer Inc (NYSE: PFE) announced that the U.S. Food and Drug Administration's
(FDA) Dermatologic & Ophthalmic Drugs Advisory Committee met today to review the clinical submission for the investigational drug Macugen(TM) (pegaptanib sodium injection) for the treatment of neovascular age-related macular degeneration
(AMD).

Macugen is currently under priority review status by the FDA, a designation given to products that address an unmet medical need.

In accordance with the rolling submission process of a priority review, a formal vote was not taken today by the advisory committee.

The FDA takes into consideration the deliberations of the advisory committee as part of its review of New Drug Applications (NDAs). Eyetech and Pfizer submitted the NDA for Macugen on June 17.

The companies are pleased to have the opportunity to meet with the FDA and its advisory committee and look forward to further dialogue with the agency so Macugen may be made available to the many people who may go blind due to neovascular AMD.

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About Eyetech Pharmaceuticals, Inc.

Eyetech Pharmaceuticals, Inc. is a biopharmaceutical company that specializes in the development and commercialization of novel therapeutics to treat diseases of the eye. Eyetech's initial focus is on diseases affecting the back of the eye. The company's most advanced product candidate is Macugen(TM) (pegaptanib sodium injection), which Eyetech is developing with Pfizer Inc for the prevention and treatment of diseases of the eye and related conditions. Eyetech's lead clinical trials include two phase 2/3 pivotal clinical trials for the use of Macugen in the treatment of neovascular age-related macular degeneration, a phase 2 clinical trial for the use of Macugen for the treatment of diabetic macular edema and a phase 2 clinical trial for the use of Macugen in the treatment of retinal vein occlusion.

About Pfizer Inc

Pfizer Inc discovers, develops, manufactures and markets leading prescription medicines for humans and animals in many of the world's best- known consumer brands. For more information about Pfizer, please see http://www.pfizer.com/.

Eyetech Safe Harbor Statement

This press release contains forward-looking statements that involve substantial risks and uncertainties. All statements, other than statements of historical facts, included in this press release regarding our plans and objectives of management are forward-looking statements. We may not actually achieve the plans, intentions or expectations disclosed in our forward-looking statements and you should not place undue reliance on our forward-looking statements. Actual results or events could differ materially from the plans, intentions and expectations disclosed in the forward-looking statements we make. Various important factors could cause actual results or events to differ materially from the forward-looking statements that we make, including risks related to: new information arising out of the preliminary clinical trial results, our heavy dependence on the success of Macugen, which is still under development; our dependence on our strategic collaboration with Pfizer; obtaining regulatory approval to market Macugen and any other products that we may develop in the future; our dependence on third parties to manufacture Macugen; obtaining, maintaining and protecting the intellectual property incorporated into our product candidates; and our ability to obtain additional funding to support our business activities. These and other risks are described in greater detail in the "Risk Factors" section of our most recent quarterly report on Form 10-Q filed with the SEC. Our forward-looking statements do not reflect the potential impact of any future acquisitions, mergers, dispositions, joint ventures or investments we may make. We do not assume any obligation to update any forward-looking statements.

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